EXHIBIT 23.2

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SNODGRASS
Certified Public Accountants and Consultants



                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in the Pre-Effective Amendment No. 2 to the Registration Statement of Village Financial Corporation on Form SB-2 of our report dated October 9, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ S.R. Snodgrass, A.C.


Wexford, PA
December 16, 1998

S.R. Snodgrass, A.C.
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101 Bradford Road, Suite 100 Wexford, PA  15090-6909 Phone: 724-934-0344 Facsimile: 724-934-0345
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